UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 876-8191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2015, Genocea Biosciences, Inc. (the “Company”) entered into the first amendment (the “First Amendment”) to the Loan and Security Agreement by and between Hercules Technology Growth Capital, Inc. (“Hercules”) and the Company, dated as of November 20, 2014 (as amended by the First Amendment, the “Loan Agreement”). Pursuant to the Loan Agreement, the Company may borrow term loan facilities of up to $27.0 million (the “Term Loans”) comprised of (i) a term loan in an aggregate principal amount of up to Twelve Million Dollars and (ii) term loans (each a “Term B Loan Advance”) in an aggregate principal amount of up to Fifteen Million Dollars. Each Term B Loan Advance will be available in increments of $5.0 million dollars upon the achievement of certain milestones for certain limited periods of time. Prior to entering into the First Amendment, the Company had $12.0 million outstanding under the Term Loans with no further borrowing eligibility. The First Amendment (a) requires the Company to drawan additional $5.0 million Term B Loan Advance upon the effectiveness of the First Amendment, (b) permits the Company to draw a Term Loan B Advance in the amount of $5.0 million available through December 15, 2016 and (c) permits the Company to draw an additional Term Loan B Advance in the amount of $5.0 million available through December 15, 2016 subject to the company (x) demonstrating sufficient evidence of continued clinical progression of its GEN-003 product and (y) making favorable progress in applying its proprietary technology platform toward the development of novel immunotherapies with application in oncology. The First Amendment also extends the interest only period through June 30, 2017.

The Loan Agreement contains customary covenants and representations, including a financial reporting covenant and limitations on dividends, indebtedness, collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, deposit accounts, and subsidiaries.

The events of default under the Loan Agreement include, without limitation, and subject to customary grace periods, (1) the Company’s failure to make any payments of principal or interest under the Loan Agreement, promissory notes or other loan documents, (2) the Company’s breach or default in the performance of any covenant under the Loan Agreement, (3) the occurrence of a circumstance that would reasonably be expected to have a material adverse effect, (4) the Company making a false or misleading representation or warranty in any material respect, (5) the Company’s insolvency or bankruptcy, (6) any attachment or judgment on the Company’s assets of at least $100,000, or (7) the occurrence of any material default under any agreement or obligation of the Company involving indebtedness in excess of $100,000. If an event of default occurs, Hercules is entitled to take enforcement action, including acceleration of amounts due under the Loan Agreement.

The foregoing description of the principal terms of the First Amendment is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the First Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.
By:	/s/ JONATHAN POOLE
Jonathan Poole Chief Financial Officer

Date: December 18, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Loan and Security Agreement between Genocea Biosciences, Inc. and Hercules Technology Growth Capital, Inc., dated November 20, 2014, as amended on December 17, 2015

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